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                                  Exhibit 23.2

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            Consent of Independent Registered Public Accounting Firm
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We hereby consent to the use in the Prospectus of Colonial Bankshares, Inc.,
constituting a part of this Pre-effective Amendment No. 1 to the Registration Statement (Form SB-2) and Amendment No. 1 to the Form MHC-2, of our report dated March 17, 2005, relating to the consolidated financial statements of Colonial Bankshares, Inc. which is included in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                        /s/ Beard Miller Company LLP



Harrisburg, Pennsylvania
May 3, 2005